EXHIBIT 4.1


                           FINET HOLDINGS CORPORATION

                             1998 STOCK OPTION PLAN


         1. Purpose and Scope. The purposes of this Plan are to induce persons of outstanding ability and potential to join and remain with Finet Holdings Corporation (the "Company"), to provide an incentive for such employees as well as for non-employee consultants to expand and improve the profits and prosperity of the Company by enabling such persons to acquire proprietary interests in the Company, and to attract and retain key personnel through the grant of Options to purchase shares of the Company's common stock. As used herein, the term "Option" includes both Incentive Stock Options and Non-Qualified Stock Options.

         2. Definitions. Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan unless the context otherwise requires, and for the purposes of such definitions, the singular shall include the plural and the plural shall include the singular:

               (a) "Affiliate" shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f) respectively of the Internal Revenue Code of 1986, as amended.

               (b) "Board" shall mean the Board of Directors of the Company.

               (c) "Committee" shall have the meaning set forth in Section 3 hereof.

               (d) "Company" shall mean Finet Holdings Corporation, a Delaware corporation.

               (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (f) "Fair Market Value" for a share of Stock means the price that the Board or the Committee acting in good faith determines, through any reasonable valuation method (including but not limited to reference to prices existing in any established market in which the Stock is traded), to be the price at which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

               (g) "Option" shall mean a right to purchase Stock granted pursuant to the Plan.

               (h) "Exercise Price" shall mean the purchase price for Stock under an Option, as determined in Sections 7 - "Incentive Stock Options" - and 8
- "Non-Incentive Stock Options" - below.

               (i)   "Participant"   shall  mean  an  employee  or  non-employee
consultant to the Company to whom an Option is granted under the Plan.

               (j) "Plan" shall mean this Finet Holdings Corporation 1998 Stock Option Plan.

               (k) "Stock" shall mean the $0.01 par value common stock of the Company.

               (l) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         3.        Administration.

                   The Plan shall be administered (i) with respect to individuals who receive options under the Plan and who are or become subject to the reporting requirements and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") ("Reporting
Persons") by a committee consisting of at least two members of the Board of Directors of the Company (the "Board"), each of whom is a non-employee director (as such term is defined under Rule 16b-3 of the 1934 Act) (the "Reporting Persons Committee") and (ii) with respect to all individuals who receive Options under the Plan and are who are not Reporting Persons, by a committee which consists of at least two members of the Board (the "Stock Option Committee"). For purposes of this Plan, references to the "Committee" shall mean the Reporting Persons Committee, the Stock Option Committee, or both, as the context may require.

                   The Committee shall have full authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to grant Options, to determine the Exercise Price and term of each Option, the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be covered by each Option; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with the grant of Options under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board may delegate to one or more of their members, or to one or more agents, such administrative duties as it may deem advisable, and the Board or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such person may have under the Plan. The Board may employ attorneys, consultants, accountants, or other persons, and the Board shall be entitled to rely upon the advice, opinions, or valuations of such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Board shall be fully protected by the Company in respect of any such action, determination, or interpretation.

         4. Shares Subject to the Plan. Subject to adjustment under the provisions of Section 14 "Effect of Change in Stock Subject to Plan" - of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is Two Million (2,000,000). Such shares may be authorized but unissued shares of Stock of the Company, or issued shares of Stock reacquired by the Company, or shares purchased in the open market expressly for use under the Plan. If for any reason any shares of Stock as to which an Option has been granted cease to be subject to purchase thereunder, then (unless the Plan shall have been terminated) such shares shall become available for subsequent awards under this Plan in the discretion of the Board. The Company shall, at all times while the Plan is in force, reserve such number of common shares as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan.

         5.        Eligibility; Factors to be Considered in Granting Options.

                  (a) Options may be granted to: (i) any regular full-time employee (including officers and directors) of either the Company or any affiliate of the Company; and (ii) any non-employee consultant of the Company.

                  (b) In determining to whom options shall be granted and the number of shares of Stock to be covered by each Option, the Board shall take into account the nature the participants' duties, their present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. The Board shall also determine the time(s) of grant, the type and term of Option granted, and the time(s) of exercise, in whole or part. A Participant who has been granted an Option under the Plan may be granted new Options, which may be in addition to prior Options granted under the Plan or may be in exchange for the surrender and cancellation of prior Options having a higher or lower Exercise Price and containing such other terms as the Board may deem appropriate.

         6.        Terms and Conditions of Options.

               (a) General. Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements ("Option Agreements") in such form as the Board from time to time shall approve. Such Option Agreements shall comply with and be subject to the following general terms and conditions, and shall also comply with and be subject to the provisions of Section 7 relating to Incentive Stock Options or Section 8 relating to Non-Qualified Stock Options, as applicable, as well as such other terms and conditions as set forth in this Plan and as the Board may deem desirable, not inconsistent with the Plan.

               (b) Employment Agreement. The Committee may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and/or to render services to, the Company for a period of time (specified in the Option Agreement) following the date the Option is granted. No such Option Agreement shall impose upon the Company any obligation to employ and/or retain the Participant for any period of time.

               (c) Manner of Exercise. A Participant may exercise an Option by giving written notice of such exercise to the Company at its principal office, attention to the Secretary, and paying the Exercise Price either (i) in cash in full at the time of exercise, or (ii) in the discretion of the Board:

                    (i) by delivery of other previously outstanding common stock of the Company,

                    (ii) by an approved deferred payment schedule or other arrangement, which arrangement shall be contained in writing in the Option Agreement, in which event an interest rate will be stated which is not less than the rate then specified which will prevent any imputation of higher interest under Section 483 of the Code,

                    (iii) by retention by the Company of some of the Stock as to which the Option is then being exercised, in which case the Optionee's notice of exercise shall include a statement (1) directing the Company to retain so many shares that would otherwise have been delivered by the Company upon exercise of this Option as equals the number of shares that would have been surrendered to the Company if the purchase price had been paid with previously outstanding stock of the Company, and (2) confirming the aggregate number of shares as to which this Option is being thus exercised and therefore surrendered, or

                    (iv) in any other form of legal consideration acceptable to the Committee at the time of grant or exercise.

               (d) Time of exercise. Promptly after the exercise of an Option and the payment of the Exercise Price, either in full or pursuant to the approved payment schedule, the Participant shall be entitled to the issuance of a stock certificate evidencing ownership of the appropriate number of shares of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him/her, and no adjustment will be made for dividends or other rights for which the record date has occurred prior to the date such stock certificate is issued.

               (e) Number of shares. Each Option shall state the total number of shares of Stock to which it pertains.

               (f) Option Period and Limitations on Exercise. The Board may, in its discretion, provide that an Option may not be exercised in whole or part for any period(s) of time specified in the Option Agreement, except that the right to exercise must be at the rate of at least 20% per year over five years from the date the Option is granted, subject to the further conditions of the Plan and the Option Agreement such as continued employment. However, in the case of an Option granted to officers, directors, or non-employee consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to the further conditions of the Plan and the Option Agreement, at any time or during any period established by the Company or its affiliates. The exercise period shall be stated in the Option Agreement. No Option may be exercised after the expiration of ten years from the Grant Date. No Option may be exercised as to less than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than one hundred (100).

         7. Incentive Stock Options. The Board may grant Incentive Stock Options ("ISOs") which meet the requirements of Section 422 of the Code, as amended from time to time.

                  (a) ISOs may be granted only to employees of the Company or its affiliates.

                  (b) Each ISO granted under the Plan must be granted within 10 years from the date the Plan is adopted or is approved by the shareholders of the Company, whichever is earlier.

                  (c) The purchase price shall not be less than the Fair Market Value of the common shares at the time of grant, except that the purchase price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates at the time of grant.

                  (d) No ISO granted under the Plan shall be exercisable more than 10 years from the date of grant, except that in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates at the time of grant, no ISO shall be exercisable more than five years from the date of grant.

                  (e) To the extent that the aggregate Fair Market Value of stock (determined at the time of grant) with respect to which ISOs are exercisable for the first time by any individual during any calendar year under all plans of the Company and its subsidiaries exceeds $100,000, such options shall be treated as Non-Qualified stock options, but only to the extent of such excess. Should it be determined that an entire option or any portion thereof does not qualify for treatment as an ISO by reason of exceeding such maximum, or for any other reason, such option or portion shall be considered a Non-Qualified stock option.

         8. Non-Qualified Stock Options. The Board may grant Non-Qualified Stock Options ("NSOs") under the Plan in addition to or in lieu of Incentive Stock Options. NSOs are not intended to meet the requirements of Section 422 of the Code, and shall be subject to the following terms and conditions:

                  (a)       NSOs may be granted to any eligible Participant.

                  (b) The purchase price of the shares shall be determined by the Board in its absolute discretion, but in no event shall such purchase price be less than 85% of the Fair Market Value of the shares at the time of grant. In the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates at the time of grant, the price shall be 110% of the Fair Market Value.

                  (c) NSOs shall not be exercisable more than ten years from the date of grant.

         9. Transferability. Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's life shall be exercisable only by such Participant. Options granted under this Plan shall not be subject to execution, attachment or other process.


         10. Termination of Employment. Options held by employees, including directors, shall terminate three months after termination of employment with the Company or affiliate, unless:

                  (a) If employment is terminated for cause, as such term is defined by California law, the employer's contract of employment or the Option Agreement, the Option shall immediately terminate.

                  (b) If termination is due to the employee's permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Option may be exercised at any time within one year following termination.

                  (c) The Option Agreement by its terms specifies whether it shall terminate later than three (3) months after termination of employment. If the Option may be exercised later than three months following termination, any portion exercised beyond three months shall be a non-qualified stock option. This paragraph shall not be construed to extend the term of any Option nor to permit anyone to exercise the Option after expiration of its term.

                  (d) Options granted under this Plan shall not be affected by any change of duties or position of the Participant so long as Participant continues to be a regular, full-time employee of the Company. Any Option, or any rules and regulations relating to the Plan, may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate such employment at its will at any time.

         11. Rights in the Event of Death. If an employee dies during the term of this Option, his/her legal representative or representatives, or the person or persons entitled to do so under the employee's last will and testament or under applicable intestate laws, shall have the right to exercise this Option, but only for the number of shares as to which the employee was entitled to exercise this Option on the date of his death, and such right shall expire and this Option shall terminate six (6) months after the date of Grantee's death or on the expiration date of this Option, whichever date is sooner. In all other respects, this option shall terminate upon such death.

         12. Leaves of Absence. For purposes of the Plan, an employee on approved leave of absence from the Company shall be considered as currently employed for 90 days following beginning the leave or for so long as his/her right to reemployment is guaranteed by statute or contract, whichever is longer.

         13.  Effect of Change in Stock Subject to Plan.

                  (a) In the event that outstanding common shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividends and the like, the Board shall make adjustments as it deems appropriate in the aggregate number of shares advisable under the Plan and the number and price subject to outstanding option. Any adjustment shall apply proportionately and only to the unexercised portion of options granted.

                  (b) In the event the Company dissolves or liquidates or another entity succeeds to its assets, or in the event of a merger or consolidation in which the Company is not the surviving entity, or in the event of a reverse merger in which the Company survives but its common stock immediately preceding the merger is converted into other property by virtue of the merger, then the surviving entity shall assume the outstanding Options or substitute similar Options for those outstanding.

         14.  Agreement and Representation of Employees.

                  (a) Acquiring stock for investment purposes. As a condition to the exercise of any Option, the Company may require the person exercising such ption to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of Company's counsel, such representation is required or desirable under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

                  (b) Withholding. With respect to the exercise of any Option granted under this Plan, each Participant shall fully and completely consent to whatever the Board directs to satisfy the federal and state tax withholding requirements, if any, which the Board in its discretion deems applicable to such exercise.

                  (c) Delivery. The Company is not obligated to deliver any common shares until there has been qualification under or compliance with all state or federal laws, rules and regulations deemed appropriate by the Company. The Company will use all reasonable efforts to obtain such qualification and compliance.

         15. Amendment and Termination of Plan. The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted; provided however, that any amendment that would:
(a) increase the aggregate number of shares of common stock that may be issued under the Plan, (b) materially increase the benefits accruing to Participants, or (c) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to shareholder approval within 12 months before or after adoption. It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide employees with the maximum benefits available under and/or to satisfy the requirements of or amendments to Section 422 of the Code.

              No termination, modification or amendment of the Plan may however, alter or impair the rights conferred by an Option previously granted without the consent of the individual to whom the Option was previously granted.

              Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

         16. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

         17. Effective Date of Plan. The Effective Date of this Plan is February 18, 1998, the date it was adopted by the Board, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. Any Options granted under this Plan prior to the date of shareholder approval shall be deemed to be granted subject to such approval. Should shareholder approval not be obtained within twelve (12) months, any Options granted pursuant to the Plan shall be null and void.

         18. Indemnification of Committee. In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, the Board or Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.

         19.   Information   Requirements.   The  Company   shall  provide  each
participant with annual financial statements.

         20. Governing Law. The Plan shall be governed by, and all questions arising hereunder, shall be determined in accordance with the laws of State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.


Date of Board Adoption:February 18, 1998

Date of Shareholder Approval:            , 1998
                             ------------

                           FINET HOLDINGS CORPORATION

                                     FORM OF

                             STOCK OPTION AGREEMENT
                                   PURSUANT TO
                             1998 STOCK OPTION PLAN


         1. Grant of Option. Finet Holdings Corporation, a Delaware corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1998 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

                   If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

         2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 6 of the Plan as follows:

                  (a)       Right to Exercise.

                           (i)       This Option may not be exercised for a
fraction of a share.

                           (ii)      In  the  event  of  Optionee's  death,
disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(a)(iii).

                           (iii) In no event may this Option be exercised  after
the date of expiration of the term of this Option as set forth in the Notice of Grant.

                  (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

                   No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         3. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his investment representations in the form attached hereto as Exhibit A, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement, if any.

         4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                  (a)       cash;

                  (b)       check; or

                  (c)       in the discretion of the Board:

                           (i)    by delivery of other previously outstanding
Common Stock of the Company,

                           (ii)   by  an  approved  deferred  payment
schedule or other arrangement, which arrangement shall be contained in writing in the Option Agreement, in which event an interest rate will be stated which is not less than the rate then specified which will prevent any imputation of higher interest under Section 483 of the Code,

                           (iii   by  retention  by the  Company  of some of
the Stock as to which the Option is then being exercised, in which case the Optionee's notice of exercise shall include a statement (1) directing the Company to retain so many shares that would otherwise have been delivered by the Company upon exercise of this Option as equals the number of shares that would have been surrendered to the Company if the purchase price had been paid with previously outstanding stock of the Company, and (2) confirming the aggregate number of shares as to which this Option is being thus exercised and therefore surrendered, or

                           (iv)  in any other form of legal  consideration
acceptable  to the Committee at the time of grant or exercise.

         5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         6. Termination of Relationship. In the event of termination of Optionee's consulting relationship or status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's status as an Employee as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         8. Death of Optionee. Notwithstanding the provisions of Section 6 above, in the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

         9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

         11. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

                  (b) Exercise of Non-Qualified Stock Option ("NSO"). If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  (c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year after exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

                  (d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

         12.       Repurchase on Termination.

                  (a)   Definitions.   Except  as  otherwise   defined  in  this
Agreement, for purposes of this Section 12:

               "Affiliate" shall mean another company controlling, controlled by or under common control with the Company.

               "Repurchase Date" shall mean the date on which the Company exercises a Repurchase Option.

               "Repurchase Option" shall mean the Company's right in accordance with Section 12 of this Agreement to repurchase Shares bought under this Agreement.

               "Termination Date" shall mean the date on which Optionee's employment or consulting service contract with the Company is terminated.

                   (b) Repurchase Rights. If the Optionee's employment or consulting service contract with the Company or a subsidiary of the Company is terminated for any reason other than death or total disability, the Shares issued or issuable to Optionee under this Agreement, may, at the sole option and discretion of the Company, be repurchased, either in whole or in part, by the Company within 90 days after the Termination Date in accordance with this Agreement.

                   (c) Repurchase Price. The repurchase price per Share repurchased in accordance with this Section 12 shall be the original per Share purchase price set forth in the accompanying Notice of Stock Option Grant. Such repurchase price shall be paid in cash in a lump sum on the Repurchase Date. The Company's right to repurchase any and all vested Shares under the Option, whether exercised or not, at such original per share purchase price, lapses at the rate of 20% per year (from the date the Option is granted) of the total number of Shares granted. To the extent the right to repurchase any Shares issued or issuable under this Agreement at the original per Share purchase price has lapsed, the repurchase price shall be the fair market value of the Shares on the Termination Date. Thus, for example, if the Company grants an Option for 400 shares vesting over 4 years from the date of grant, and after one year 100 shares have vested, the Company's repurchase right is as follows: i) 20% of the 400 total shares granted will be repurchasable at their fair market value on the Termination Date, and ii) the remaining 80% may be repurchased at the original per share purchase price.

                  (d) Death or Disability. There shall be no Repurchase Right upon the Optionee's death or total disability.

                  (e) Repurchase Right as to Other Shares.  The Repurchase Right
of the Company shall apply as well to all shares or other securities issued in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization ("Other Shares") but such right shall expire on the earliest to occur of the following: (i) the date on which shares of the same class of stock as such Other Shares first become publicly traded; or (ii) the occurrence of any event or transaction upon which the Option terminates.


                                          FINET HOLDINGS CORPORATION,
                                          a Delaware corporation


                                          By:
                                             ------------------------------

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1998 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

         Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.


Dated:
       --------------                  ---------------------------
                                            [Optionee Signature]

                                    EXHIBIT A

                                     FORM OF

                       NOTICE OF EXERCISE OF STOCK OPTION


Name of Optionee:                                 Exercise Date:
                 ---------------------------                     --------------
Address:
               ---------------------------------------------

               ---------------------------------------------

               ---------------------------------------------

Form(s) of payment:               $                  cash
                                    ---------------

                                  $                  other(attach explanation)
                                    -----------------

                                   * * * * * *

     Instructions: Please review the option agreement (the "Agreement") under which this option was granted to determine the authorized form(s) of payment for your shares, and to be sure you may now exercise this option for the number of shares you have specified. Then complete this form, sign it at the end and give the signed form to the Company official who administers the plan, together with your payment for the shares and a copy of your signed Agreement. Retain a copy of this form for your records.

     Note: If you are exercising an option granted to an employee who is now deceased or no longer working for the Company, please check this blank ( ), then modify, explain, and supplement your responses to the following questions as appropriate, and indicate your representative status underneath your signature below.

                                   * * * * * *

1.   Date of Agreement:
                       ------------------------------------

2.   Price per share for which the option was granted (i.e. "Option Price"):
     $         .
      ---------

3.  Has this option  already  been  exercised  in part?  If so, list
                                                         -------
dates of exercise and number of shares acquired on each exercise:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. Were you granted a stock option by the Company (or any Subsidiary) before you were granted this option? . If so, list the date of each earlier grant and state whether that option has been ------- exercised in full, cancelled, or remains partially or fully outstanding:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5.   Are you now an  employee  of the  Company  (or its  parent or  subsidiary)?
            .  If so, has there been any break in your service since this option
     -------
     was granted to you (if so, state dates and reasons)?


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     If you are not now an employee but you qualify for a post-termination option exercise under your option agreement, state when your employment terminated and explain why you believe you so qualify:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   * * * * * *

          The undersigned Optionee hereby gives notice of exercise of this option, tenders payment for the number of shares specified above, and represents and warrants to the Company that the above statements are true.



---------------------------------            -----------------------------------
Signature of Authorized                      Signature of Optionee
Company Official


DATED:                                      DATED:
     ---------------------------                  ------------------------------

                           FINET HOLDINGS CORPORATION

                                    FORM OF

                          NOTICE OF STOCK OPTION GRANT


[Optionee Name and Address]

         You have been granted an option to purchase Common Stock of Finet Holdings Corporation, a Delaware corporation (the "Company") as follows:

         Grant Number

         Date of Grant

         Option Price Per Share                 $

         Total Number of Shares Granted

         Total Price of Shares Granted          $

         Type of Option                             Incentive Stock Option
                                             ------
                                                    Non-Qualified Stock Option
                                             ------

         Term/Expiration Date                       Ten years from Date of Grant

Exercise Schedule:

         This Option may be exercised in whole or in part, in accordance with the following vesting schedule:

         Vesting Schedule:

        Date of Vesting             Number of Shares            Total Vested
        ---------------             ----------------            ------------


Termination Period:

         This Option may be exercised for three months after employment with the Company except as set out in Sections 6, 7, and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Finet Holdings Corporation 1998 Stock Option Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:                           FINET HOLDINGS CORPORATION



--------------------                By:
Signature                              --------------------------------
                                    Title:
                                          -----------------------------